Exhibit 3.21
LIMITED LIABILITY COMPANY AGREEMENT
OF
AMPAC FINE CHEMICALS LLC
     THIS LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of Ampac Fine Chemicals LLC (the “Company”), is entered into as of the 22nd day of October 2005, by American Pacific Corporation, a Delaware corporation, as the sole member of the limited liability company (the “Member”).
     The Member is executing this Agreement for the purpose of forming a limited liability company pursuant to and in accordance with the Beverly-Killea Limited Liability Company Act (Cal. Bus. & Prof. Code § 17000 et seq.), as amended from time to time (the “California Act”), and hereby certifies and agrees as follows:
     1. Formation.
     1.1 Name. The name of the limited liability company formed hereby is Ampac Fine Chemicals LLC. The Company shall be formed pursuant to this Agreement and upon the filing of the articles of organization of the Company with the Secretary of State of the State of California (the “Secretary of State”) setting forth the information required by Section 17051 of the Act. Each of the Board of Directors (as hereinafter defined) and Julie Cooke is hereby designated as an authorized person, within the meaning of the California Act to execute, deliver and file the articles of organization of the Company, and any action taken prior to the execution of this Agreement in connection therewith by either such person is hereby ratified and confirmed. The Company has caused to be filed by Julie Cooke the articles of organization of the Company with the Secretary of State on August 31, 2005.
     1.2 Principal Place of Business. The principal place of business of the Company shall be Highway 50 at Hazel Avenue, Rancho Cordova, CA 95670, and the mailing address for the Company shall be P.O. Box 1718, Rancho Cordova, CA 95741, or such other place as the Board of Directors may determine in its discretion.
     1.3 Agent for Service of Process. The initial registered agent for service of process for the Company shall be CT Corporation. The Member may change the agent for service of process at any time.
     1.4 Purpose.
     The purpose of the Company is to engage in any lawful act or activity for which a limited liability company may be organized under the California Act, including the operation of a fine chemicals business supplying chemical intermediaries to the pharmaceutical industry and the ownership and improvement of real property related thereto.
     1.5 Powers of the Company.

          (i) The Company shall have the power and authority to take any and all actions necessary, appropriate, advisable, convenient or incidental to, or for the furtherance of, the purpose set forth in Section 1.4.
     1.6. Member. The name and the mailing address of the Member of the Company is American Pacific Corporation, 3770 Howard Hughes Pkwy, Ste 300, Las Vegas, NV 89109.
     1.7. Powers of Member. The Member shall have the power to exercise any and all rights and powers granted to the Member pursuant to the express terms of this Agreement. Except as otherwise specifically provided by this Agreement or required by the California Act, the Board of Directors (as hereinafter defined) shall have the power to act for and on behalf of, and to bind, the Company. Each of Seth Van Voorhees and Linda Ferguson is hereby designated as an authorized person, within the meaning of the California Act, to execute, deliver and file any amendments and/or restatements to the Articles of Organization of the Company and any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.
     2. Board of Directors.
          2.1 Authority, Election, Number.
          (i) Board of Directors. Management of the Company shall be vested in a Board of Directors. The Board of Directors of the Company shall have all the rights and powers that may be possessed by a manager under the California Act. The Board of Directors shall have full and complete authority, power and discretion to manage and control the business and affairs of the Company, to make all decisions regarding those matters and to perform any and all other acts customary or incident to the powers granted by law or under this Agreement. Unless otherwise provided in this Agreement or by any non-waivable provision of the California Act, all actions of the Board of Directors shall be by the affirmative vote or written consent of a majority of the members of the Board of Directors. Each Director shall have one vote with respect to matters before the Board of Directors.
          (ii) Election of Directors. Directors shall be elected by the Member at an annual or special meeting held for such purpose or by unanimous written consent of the Member.
          (iii) Number and Terms of Directors. The Board of Directors shall have not less than one (1) nor more than three (3) members (each, a “Director”) until changed by amendment of this Agreement by the affirmative vote of the Member. The exact number of Directors shall be fixed from time to time, within the limits specified herein, by the vote of the Member. Subject to the foregoing provisions for changing the number of Directors, the number of Directors of the Company has been fixed at three (3), who are John Gibson and Seth Van Voorhees, with one vacancy. Directors shall hold office for a term of two (2) years and thereafter until their respective successors are elected, or until his or her earlier death or resignation or removal in accordance with this Section 2.
          (iv) No Management by Other Persons or Entities. Except as provided in this Section 2 or as otherwise expressly delegated by the Board of Directors, no person or entity other than the Board of Directors and the Member shall be an agent of the Company or have any right, power or authority to transact any business in the name of the Company or to act for, or on behalf of, the Company.
          2.2 Certain Powers of Board of Directors. Without limiting the generality of Section 2.1 hereof, the Board of Directors shall have power and authority, on behalf of the Company:
          (i) To appoint officers to run and manage the day-to-day operations of the Company in accordance with and as limited by this Agreement, including maintaining a place for all books of account and other records of the Company;
          (ii) To acquire property from any person as the Board of Directors may determine, provided that the fact that a Director or the Member is directly or indirectly Affiliated or connected with any such person shall not prohibit the Board of Directors from dealing with such person;
          (iii) To borrow money for the Company on such terms as the Board of Directors deem appropriate, and in connection therewith, to hypothecate, encumber and grant security interests in the assets of the Company to secure repayment of the borrowed sums;
          (iv) To purchase liability and other insurance to protect the Company’s property and business and to protect the assets of the Member, the Directors and the officers of the Company;
          (v) To acquire, hold and dispose of any Company real and/or personal properties;
          (vi) To open bank accounts in the name of the Company, and the Directors or officers shall be the sole signatories thereon, unless the Directors determine otherwise;
          (vii) To invest any Company funds temporarily (by way of example but not limitation) in time deposits, short-term governmental obligations, commercial paper or other investments;
          (viii) To sell or otherwise dispose of all or substantially all of the assets of the Company as part of a single transaction or plan so long as such disposition is not in violation of or a cause of a default under any agreement to which the Company may be bound;
          (ix) To execute on behalf of the Company all instruments and documents necessary, in the opinion of the Board of Directors, to conduct the business of the Company;
          (x) To fix the reasonable compensation of the Directors, irrespective of any personal interest of any of the Directors, including the reimbursement of expenses, if any, of attendance at each meeting of the Board of Directors and payment of a fixed sum for attendance at meetings; provided that these payments shall not preclude any Director from serving the Company in any other capacity and receiving compensation therefor;

          (xi) To employ accountants, legal counsel, managing agents or other experts to perform services for the Company and to compensate them from Company funds;
          (xii) To enter into any and all other agreements on behalf of the Company, with any other person for any purpose, in such forms as the Board of Directors may approve; and
          (xiii) To do and perform all other acts as may be necessary or appropriate to the conduct of the Company’s business.
          2.3 Limitation on Authority of Board of Directors.
          (i) Notwithstanding anything in this Section 2 to the contrary, without the consent of the Member, the Board of Directors shall not:
          (ii) do any act that would contravene the Articles of Organization or this Agreement or make it impossible to carry on the ordinary business of the Company;
          (iii) possess Company property, or assign rights in specific property, for other than a Company purpose; or
          (iv) allow Company assets to be used for any purpose other than for the exclusive benefit of the Company, or to be commingled with the assets of any other person.
          2.4 Resignation. Any Director of the Company may resign from office by delivering or causing to be delivered to any officer of the Company, or to the Board of Directors, a written resignation, which shall take effect upon being so delivered or at such other time as may be specified therein.
          2.5 Removal. The Board of Directors or any individual director may be removed from office, with or without cause, at any time by the affirmative vote of the Member.
          2.6 Vacancies. A vacancy in the Board of Directors shall be deemed to exist under this Agreement in the case of the death, removal or resignation of any Director, or if the Member fails to appoint the number of Directors then constituting the whole Board of Directors. Vacancies shall be filled by the affirmative vote of the Member. Each Director elected to fill a vacancy shall hold office for the unexpired portion of the term of the Director whose place shall be vacant and until his or her successor shall have been duly elected.
     3. Officers.
          3.1 Officers. The Company may have, but is not required to have, the following officers: a President or a Chairman of the Board or both, Vice Presidents, a Chief Financial Officer, and a Secretary, and such other officers as the Board of Directors may appoint. The Board of Directors shall have the authority to appoint the officers and to prescribe their duties. Any person may simultaneously hold more than one office of the Company.
          3.2 Term of Office. The President, Chairman of the Board, Vice Presidents, Chief Financial Officer and Secretary shall each hold office until his or her successor is chosen and qualified or in each case until he or she sooner dies, resigns or is removed, and each other officer shall hold office in accordance with the terms of his or her appointment.
          3.3 Removal. Any officer of the Company may be removed from office with or without cause at any time by the Board of Directors.
          3.4 Vacancies. A vacancy in any office because of death, resignation, removal or disqualification may be filled for the unexpired portion of the term by vote of the Board of Directors.
          3.5 President. The President shall be the chief executive officer of the Company and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and the officers of the Company. The President shall have the general powers and duties of management usually vested in the office of President of a California corporation and shall have such other powers and duties as may be prescribed by the Board of Directors. Initially, the President shall be John Gibson.
          3.6 Chairman of the Board of Directors. Except as otherwise determined by the Board of Directors, the Chairman of the Board of Directors, when present, shall preside at all meetings of the Members and all meetings of the Board of Directors. The Chairman of the Board of Directors shall perform those other duties which from time to time may be assigned to him or her by the Board of Directors. Initially, the Chairman of the Board shall be John Gibson.
          3.7 Vice Presidents. The Board of Directors may appoint one or more Vice Presidents. Any Vice President shall also perform those other duties which from time to time may be assigned to him or her by the Board of Directors or the President. Linda Ferguson shall initially be a Vice President, and her duties shall include applying for environmental permits on behalf of the Company.
          3.8 Chief Financial Officer. The Chief Financial Officer shall be the chief financial officer of the Company and shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of the properties and business transactions of the Company. The books of account shall at all times be open to inspection by the Member. The Chief Financial Officer shall deposit all monies and other valuables in the name of, and to the credit of, the Company with such depositaries as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Company as may be ordered by the Board of Directors, shall render to the President and the Board of Directors whenever the Board of Directors requests it, an account of all of his or her transactions as chief financial officer and of the financial condition of the Company and shall have other powers and perform such other duties as may be prescribed by the Board of Directors or the President. The initial Chief Financial Officer shall be Seth Van Voorhees.
          3.9 Secretary. The Secretary shall keep or cause to be kept at the principal place of business of the Company, or such other place as the Board of Directors may direct, a book of minutes of all formal actions of the Board of Directors and the Member. The Secretary shall keep or cause to be kept at the principal place of business of the Company, a register or a duplicate register showing the name and address of the Member, the number and date of certificates issued in respect of the Member’s interest in the Company, if any, and the number and date of cancellation of every certificate surrendered for cancellation. The Secretary shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the President. The initial Secretary shall be Linda Ferguson.
          3.10 Compensation; Signing Authority. The Board of Directors may appoint, employ, or otherwise contract with such other persons or entities for the transaction of the business of the Company or the performance of services for, or on behalf of, the Company as it shall determine in its discretion. The Board of Directors may delegate to any officer of the Company, or to any such other person or entity, such authority to act on behalf of the Company as the Board of Directors may from time to time deem appropriate in its sole discretion. The salaries or other compensation, if any, of the officers and agents of the Company shall be fixed from time to time by the Board of Directors, subject to the approval of the Compensation Committee of the Member. Except as otherwise provided by the Board of Directors, when the taking of such action has been authorized by the Board of Directors, the Board of Directors or any officer of the Company, or any other person specifically authorized by the Board of Directors, may execute any contract or other agreement or document on behalf of the Company.
          3.11 Reliance by Third Parties. Any person or entity dealing with the Company or the Board of Directors or the Member may rely upon a certificate signed by the President or the Secretary as to:
               (i) the identity of the Board of Directors, any officer or the Member;
               (ii) the existence or non-existence of any fact or facts that constitute a condition precedent to acts by the Board of Directors or the Member or are in any other manner germane to the affairs of the Company;
               (iii) the persons who, or entities that, are authorized to execute and deliver any instrument or document of, or on behalf of, the Company; or
               (iv) any act or failure to act by the Company or as to any other matter whatsoever, involving the Company or the Member.
     4. Records and Information. The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with the accounting methods elected to be followed by the Company for federal income tax purposes. The Company shall maintain in writing or in any other form capable of being converted into clearly legible tangible form (i) a copy of the Articles of Organization and all amendments thereto, (ii) copies of the Company’s federal, state, and local income tax or information returns and reports, if any, for the six most recent taxable years, (iii) a copy of the Company’s operating agreement and amendments thereto, (iv) copies of the financial statements of the Company for the six most recent fiscal years, and (v) the books and records of the Company as they relate to the internal affairs of the Company for at least the current and past four fiscal years. The books and records of the Company shall reflect all Company transactions and shall be appropriate and adequate for the Company’s business.

     5. Term; Dissolution. The term of the Company shall be perpetual unless the Company is dissolved and terminated in accordance with this Section 5. The Company shall dissolve, and its affairs shall be wound up, upon the first to occur of the following: (a) the written consent of the Member, or (b) the entry of a decree of judicial dissolution under Section 17351 of the California Act. If at any time there is no Member of the Company, the Company shall not dissolve but the legal representative or successor of the Member shall agree in writing to continue the Company and to the admission of the legal representative of the Member or its nominee or its designee to the Company as a Member, effective as of the occurrence of the event that terminated the continued membership of the Member. Upon the dissolution of the Company, the Board of Directors shall wind up the Company’s affairs as provided in the California Act.
     6. Capitalization.
     6.1 Capital Contribution. The Member shall contribute $[___] in cash and no other property, to the Company as its initial “Capital Contribution” and this will be reflected in the Company’s records. In exchange for its initial Capital Contribution, the Member shall receive 100% of the membership interests in the Company.
     6.2 Additional Contributions. The Member may, but is not required to, make any additional capital contribution to the Company.
     6.3 Allocation of Profits and Losses; Tax Status. The Company’s profits and losses shall be allocated to the Member. At all times that the Company has only one member (who owns 100% of the limited liability company interests in the Company), it is the intention of the Member that the Company be disregarded for federal, state, local and foreign income tax purposes and that the Company be treated as a division of the Member.
     7. Distributions. Distributions shall be made to the Member at the times and in the amounts determined by the Board of Directors, provided that no distribution shall be made in violation of the California Act and, unless otherwise determined by the Board of Directors, no distribution will be paid to the Member upon its withdrawal in connection with the voluntary assignment of its entire interest pursuant to Section 8 hereof.
     8. Assignments. The Member may transfer or assign (including as a collateral assignment or pledge) or otherwise encumber in whole or in part its limited liability company interest. To facilitate a pledge of the interests in the Company in connection with a financing, the Company opts into coverage of Revised Article 8 of the Uniform Commercial Code, and the interests in the Company will constitute certificated or uncertificated securities. In connection with a voluntary transfer or assignment by the Member of its entire limited liability company interest in the Company, the Member will automatically withdraw and the assignee will automatically and simultaneously be admitted as the successor Member without any further action at the time such voluntary transfer or assignment becomes effective under applicable law and the Company shall be continued without dissolution. In connection with a partial assignment or transfer by the Member of its limited liability company interest in the Company, this Agreement shall be amended to reflect the fact that the Company will have more than one member or one member and one or more economic interest holding assignees.

     9. Withdrawal. The Member may withdraw from the Company at such time as it shall determine.
     10. Admission of Additional Members. One or more additional members of the Company may be admitted to the Company with the consent of the Member. Prior to the admission of any such additional member of the Company, this Agreement shall be amended by the Member and the person or persons to be admitted as additional members to make such changes as they shall determine to reflect the fact that the Company shall have more than one member.
     11. Liability of Member. The Member shall not have any liability for the obligations or liabilities of the Company except to the extent provided in the California Act.
     12. Indemnification.
          12.1 Exculpation.
          (i) For purposes of this Agreement, the term “Covered Persons” means the Directors, the Member, any Affiliate of the Member and any officers, directors, stockholders, partners or employees of the Member and its Affiliates, and any officer, employee or expressly authorized agent of the Company or its Affiliates.
          (ii) No Covered Person shall be liable to the Company or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed (whether or not constituting negligence) or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that a Covered Person (other than the Member, irrespective of the capacity in which it acts) shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct. The Member, whether acting as Member, or in any other capacity, shall not be liable to the Company or to any other Covered Person for any loss, damage or claim incurred by reason of any act or omission (whether or not constituting negligence or gross negligence) performed or omitted by the Member in good faith.
          (iii) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any person or entity as to matters the Covered Person reasonably believes are within the professional or expert competence of such person or entity and who or which has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid. The foregoing provision shall in no way be deemed to reduce the limitation on liability of the Member provided in clause (ii) of this Section 12.1.
          12.2 Duties and Liabilities of Covered Persons.
          (i) To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other

Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Member to replace such other duties and liabilities of such Covered Person.
          (ii) All provisions of this Section 12 shall apply to any Covered Person for all actions or omissions taken while such person was a Covered Person to the same extent as if such person were still a Covered Person.
          (iii) No amendment or repeal of this Section 12 shall adverse affect the rights or protections afforded to a Covered Person for or with respect to any acts or omissions of such person taken prior to such amendment or repeal.
          12.3 Indemnification. To the fullest extent permitted by applicable law, any Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission (whether or not constituting negligence) performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that no Covered Person (other than the Member, irrespective of the capacity in which it acts) shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 12 shall be provided out of, and to the extent of, Company assets only, and no Covered Person shall have any personal liability on account thereof. To the fullest extent permitted by applicable law, the Member (irrespective of the capacity in which it acts) shall be entitled to indemnification from the Company for any loss, damage or claim incurred by the Member by reason of any act or omission (whether or not constituting negligence or gross negligence) performed or omitted by the Member in good faith on behalf of the Company.
          12.4 Expenses. To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 12.
     13. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Member.
     14. Governing Law. This Agreement shall be governed by and construed under the laws of the State of California, without regard to the rules of conflict of laws thereof or of any other jurisdiction that would call for the application of the substantive laws of a jurisdiction other than the State of California.

     15. Entire Agreement. This Agreement and the documents and agreements contemplated in this Agreement constitute the entire agreement with the Member with regard to the subject matter hereof and thereof.
     16. No Third Party Beneficiaries. Except as expressly provided herein, this Agreement is entered into for the sole and exclusive benefit of the parties hereto and will not be interpreted in such a manner as to give rise to or create any rights or benefits of or for any person or entity not a party hereto.
     17. Severability. If any provision of this Agreement, or the application of such provision to any person or circumstances, is held invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall continue in full force without being impaired or invalidated.
     IN WITNESS WHEREOF, the undersigned has duly executed this Limited Liability Company Agreement as of the day and year first aforesaid.

AMERICAN PACIFIC CORPORATION
By:	/s/ Seth Van Voorhees
	Name:	Seth Van Voorhees
	Title:	Chief Financial Officer